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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        DATE OF REPORT:  AUGUST 1, 2001
              (DATE OF EARLIEST EVENT REPORTED:  AUGUST 1, 2001)

                          PROSPERITY BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)



            TEXAS                     000-25051                 74-2331986
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)


                                4295 San Felipe
                             Houston, Texas 77027
         (Address of principal executive offices, including zip code)


                                 713-693-9300
             (Registrant's telephone number, including area code)
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ITEM 9.  REGULATION FD DISCLOSURE.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

     In response to disclosures made by FVNB Corp. ("FVNB") in Amendment
No. 6 to its Schedule 13E-3 filed with the Securities and Exchange Commission on August 1, 2001, Prosperity Banchsares, Inc.(SM) ("Prosperity") has been contacted by several analysts. In discussions with these analysts, Prosperity confirmed that it had previously delivered a letter to the Board of Directors of FVNB proposing a business combination with FVNB in a stock transaction and made the following comments to the analysts:

1. In the transaction proposed by Prosperity, shareholders of FVNB would receive 2.36 shares of Prosperity's common stock for each share of FVNB common stock they own. Based on the closing price of Prosperity's common stock on July 31, 2001, the transaction is valued at $63.55 per FVNB share, or an aggregate of approximately $156.9 million.

2. The proposed exchange ratio represents a 41% premium to the implied value of FVNB's proposed "going private" transaction.

3. In connection with the proposed transaction, Prosperity would increase its annual dividend to $0.59 per common share so that FVNB shareholders would receive on a pro forma equivalent basis the same $1.40 per share dividend that they currently receive.

4. Immediately after the completion of the proposed combination of FVNB and Prosperity, Prosperity would repurchase 5.0% of its pro forma shares of common stock outstanding at a fifteen (15%) percent premium above the closing price of a share of Prosperity common stock on the day immediately prior to the date of the public announcement of the transaction.

5. The combination of Prosperity and FVNB would result in a community banking franchise with approximately $2.0 billion in combined assets and would have a presence in fifteen (15) contiguous counties extending from northeast of Houston south along the Gulf Coast to just north of Corpus Christi.

6. Prosperity remains ready to meet with FVNB as soon as possible to fully explain its proposal.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS REPORT WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD-LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF PROSPERITY BANCSHARES, INC.(SM) AND ITS SUBSIDIARIES. FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, MAY HAVE BEEN MADE IN THIS DOCUMENT.

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PROSPERITY'S RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING
STATEMENTS FOR A VARIETY OF REASONS, INCLUDING ACTIONS OF COMPETITORS; CHANGES IN LAWS AND REGULATIONS (INCLUDING CHANGES IN GOVERNMENTAL INTERPRETATIONS OF REGULATIONS AND CHANGES IN ACCOUNTING STANDARDS); CUSTOMER AND CONSUMER DEMAND, INCLUDING CUSTOMER AND CONSUMER RESPONSE TO MARKETING; EFFECTIVENESS OF SPENDING, INVESTMENTS OR PROGRAMS; FLUCTUATIONS IN THE COST AND AVAILABILITY OF SUPPLY CHAIN RESOURCES; ECONOMIC CONDITIONS, INCLUDING CURRENCY RATE FLUCTUATIONS; AND WEATHER. THESE FACTORS ARE MORE FULLY DESCRIBED IN PROSPERITY BANCSHARES, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

COPIES OF PROSPERITY BANCSHARES, INC.'S(SM) SEC FILINGS MAY BE DOWNLOADED FROM THE INTERNET AT NO CHARGE FROM FREEEDGAR, A REAL-TIME ACCESS TO SEC FILINGS SITE LOCATED AT www/freeedgar.com.

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                                 S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PROSPERITY BANCSHARES, INC.



Dated: August 1, 2001           By:   /s/ David Zalman
                                   --------------------------------------
                                   David Zalman
                                   President and Chief Executive Officer

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